Exhibits 5 and 23.2


                                                           July 11, 2001


Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, NY 10105

Ladies and Gentlemen:

     We have acted as counsel for Alliance Capital Management L.P., a Delaware limited partnership (the "Partnership") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of (i) the Company's (a) senior debt securities (the "Debt Securities"), which may be issued pursuant to a senior debt indenture, between the Partnership and The Bank of New York, as trustee (the "Trustee") (the "Indenture"); and (b) Warrants of the Partnership to purchase Debt Securities (the "Warrants"), which may be issued pursuant to a warrant agreement between the Partnership and the Warrant Agent to be named therein (the "Warrant Agreement").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

     On the basis of the foregoing, we are of the opinion that:

     1. When the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Partnership; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement, such Debt Securities will constitute valid and binding obligations of the Partnership, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

     2. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Partnership; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized,



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executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement, such Warrants will constitute valid and binding obligations of the Partnership, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Partnership with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Partnership, or any restriction imposed by any court or governmental body having jurisdiction over the Partnership.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                                                    Very truly yours,


                                                    /s/ Davis Polk & Wardwell